EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, appearing in Premark International, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996.


Price Waterhouse

PRICE WATERHOUSE
May 7, 1997
Chicago, Illinois


<XTEXT>